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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS



      We consent to the incorporation by reference in the registration statement of Analogic Corporation on Form S-8 of our report dated September 15, 1997, on our audits of the consolidated financial statements and financial statement schedule of Analogic Corporation as of July 31, 1997 and 1996, and for the years ended July 31, 1997, 1996 and 1995, which report is included in Analogic Corporation Annual Report on Form 10-K.



                                                  /s/ Coopers & Lybrand, L.L.P.

                                                      COOPERS & LYBRAND, L.L.P.

Boston, Massachusetts
November 20, 1997



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